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                   		    SECURITIES AND EXCHANGE COMMISSION
			                            Washington, DC 20549


                                 				FORM 8-K

                          			Current Report Pursuant
		                        to Section 13 or 15(d) of the
		                       Securities Exchange Act of 1934



                 		   Date of Report:    December 19, 1994


		                      FEDERAL PAPER BOARD COMPANY, INC.
          	 (Exact Name of Registrant as Specified in its Charter)



                      			      NORTH CAROLINA
	             (State or Other Jurisdiction of Incorporation)



       	 1-3838                                    22-0904830
  (Commission File Number)          (I.R.S. Employer Identification Number)




          	   75 CHESTNUT RIDGE ROAD, MONTVALE, NEW JERSEY, 07645
	           (Address of Principal Executive Offices)     (Zip Code)



                      			      (201) 391-1776
	           (Registrant's Telephone Number, Including Area Code)



















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             		    INFORMATION INCLUDED IN THIS REPORT




ITEM 5.   OTHER EVENTS

Federal Paper Board Company, Inc. (the "Company") hereby reports that it has reached an agreement with Bankers Trust Company with respect to various financial instruments. Under the terms of the agreement, two foreign currency forward contracts and caps, which the Company recorded at mark to market in the first, second and third quarters, were canceled resulting in a fourth quarter $12 million pre-tax gain. The Company remains a party to two other financial arrangements with Bankers Trust, one of which will be marked to market on a quarterly basis and the other is accounted for on a hedge accounting basis. Both of these arrangements terminate in July, 1998. The Company has agreed that except for fulfilling the terms of these financial arrangements, Bankers Trust will have no further responsibilities to the Company in regard to any such arrangements.





                             				 SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   					FEDERAL PAPER BOARD COMPANY, INC.


DATE:   December 19, 1994               BY:   /s/ QUENTIN J. KENNEDY
						                                            Quentin J. Kennedy
						                                            Director, Executive Vice
                                                  President and Secretary